As filed with the Securities and Exchange             Registration No. 333-99347
Commission on January 22, 2003
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BRIDGE STREET FINANCIAL, INC.
             (exact name of registrant as specified in its charter)

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
           Delaware                                 6036                                13-4217332
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(state or other jurisdiction of               (Primary Standard              (IRS Employer Identification No.)
--------------------------------------------------------------------------------------------------------------
incorporation or organization)           Classification Code Number)
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                              44 EAST BRIDGE STREET
                             OSWEGO, NEW YORK 13126
                                 (315) 343-4100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ________________________

                                GREGORY J. KREIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          BRIDGE STREET FINANCIAL, INC.
                              44 EAST BRIDGE STREET
                             OSWEGO, NEW YORK 13126
                                 (315) 343-4100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ________________________

                                   Copies to:

                            RICHARD A. SCHABERG, ESQ.
                             THACHER PROFFITT & WOOD
                     1700 PENNSYLVANIA AVE, N.W., SUITE 800
                             WASHINGTON, D.C. 20006
                                 (202) 347-8400

     This post-effective amendment is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 731,678 shares of common stock, par value $0.01 per share, of Bridge Street Financial, Inc.
covered by Registration Statement Number 333-99347. The shares have not been issued as of the date hereof and are no longer being offered. The offering resulted in the sale and exchange of 2,683,665 shares of common stock at a final offering price of $10.00 per share.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oswego, New York on January 16, 2003.

                                         BRIDGE STREET FINANCIAL, INC.

                                         /s/ Gregory J. Kreis
                                         --------------------------------------
                                         By: Gregory J. Kreis
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

           Name                               Title                               Date
           ----                               -----                               ----

/s/ Gregory J. Kreis             President, Chief Executive Officer         January 16, 2003
---------------------------      and Director
Gregory J. Kreis

/s/ Eugene R. Sunderhaft         Senior Vice President and Treasurer        January 16, 2003
---------------------------
Eugene R. Sunderhaft

/s/ Bruce P. Frassinelli         Director                                   January 16, 2003
---------------------------
Bruce P. Frassinelli

/s/ Paul J. Heins                Chairman of the Board                      January 16, 2003
---------------------------
Paul J. Heins

/s/ Paul W. Schneible            Director                                   January 16, 2003
---------------------------
Paul W. Schneible

/s/ Deborah F. Stanley           Director                                   January 16, 2003
---------------------------
Deborah F. Stanley

/s/ Lowell A. Seifter            Director                                   January 16, 2003
---------------------------
Lowell A. Seifter
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